Exhibit 99.1

SPACEHAB, Inc. 12130 Highway 3, Bldg. 1 Webster, Texas 77598-1504 1.713.558.5000 fax: 1.713.558.5960 www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB ANNOUNCES RESULTS OF ANNUAL SHAREHOLDERS MEETING

Houston, Texas, December 14, 2006 – SPACEHAB, Incorporated (NASDAQ: SPAB), a leading provider of commercial space services, announced today the outcome of the Company’s shareholder meeting held on December 12, 2006.

The shareholders of the Company’s common stock elected the following persons to serve as members of the Board of Directors in 2007: Dr. Edward E. David, Jr., Myron J. Goins, Michael E. Kearney, Roscoe M. Moore, III, Thomas B. Pickens, III, and Barry A. Williamson. Dr. Stefan F. Graul was elected Director by the shareholders of SPACEHAB’s preferred stock. SPACEHAB shareholders also ratified the appointment of Grant Thornton as auditors of the Company for 2007.

The Board of Directors elected Barry A. Williamson as Chairman, replacing Dr. Shelley A. Harrison who announced in October his decision to not stand for re-election. An attorney in Austin, Texas, Williamson has served as a member of the SPACEHAB Board since 2003, and he was Chairman of the Audit Committee in 2006. He is a Director of Wilson Holdings, Inc. and Tejas Incorporated, and he is an Executive Board Member of Austin Smiles. Formerly, Williamson served on the Texas Railroad Commission.

After over a decade of service to SPACEHAB, President and Chief Executive Officer Michael E. Kearney announced his decision to retire from the Company effective December 31, 2006. Kearney, who joined SPACEHAB in 1994, became President and Chief Operating Officer in 2000 and later Chief Executive Officer in 2003.

“Mike has had a distinguished and notable career at SPACEHAB, taking the Company from a small aerospace contractor to a true pioneer of commercial space access services,” said Williamson. “On behalf of the Board, I thank Mike for his steadfast leadership, and I appreciate his dedication to the SPACEHAB team and our growing customer base.”

Thomas B. Pickens, III will be the new President and Chief Executive Officer beginning January 1, 2007.   Pickens brings 23 years of entrepreneurial experience with an excellent track record for creating and unleashing value for many companies over the years. He has served as a member of the SPACEHAB Board since 2003 and has been the Chairman of the Market Opportunity and Mergers and Acquisitions Committee since March 2006. He is very enthusiastic about the many opportunities that have been identified for SPACEHAB, recognizing its unique heritage in space. “This day marks a new era of customer service and entrepreneurship for SPACEHAB and Astrotech, and I am very excited for the Company and its future,” stated Pickens.

About SPACEHAB, Incorporated

Incorporated in 1984, SPACEHAB (www.spacehab.com) is a leading provider of commercial space products and services to NASA, international space agencies, Department of Defense, and private customers worldwide. The Company offers end-to-end space access solutions, space systems development, mission integration and pre-launch processing facilities and services, and large-scale government program support services. From securing a spaceflight opportunity and facilitating the integration of spacecraft and payloads for launch, to developing human habitats, supplying the International Space Station, and coordinating the transport and operation of cargo and experiments to and from orbit, SPACEHAB clearly demonstrates that “We Mean Business in Space.”

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Kimberly Campbell

Vice President

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5049

campbell@spacehab.com

###